UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   March 7, 2012

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code   609-452-8550

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 7, 2012 Covance Inc. (the “Company”) amended and restated its existing Credit Agreement with PNC Bank, National Association, as agent, and the banks named therein (the “Credit Agreement”).  The Credit Agreement now provides for a revolving credit facility of up to $500,000,000 for a term of five years.  The Credit Agreement contains the financial and other covenants substantially similar to those contained in the previous credit facility, is backed by guarantees of certain of the Company’s domestic subsidiaries and is collateralized by a pledge of 65 percent of the capital stock of certain of the Company’s foreign subsidiaries.  Interest on outstanding borrowings under the Credit Agreement varies in accordance with the terms of the Credit Agreement and is presently based upon the London Interbank Offered Rate plus 125 basis points.  At March 8, 2012, the funding date for the Credit Agreement, there were outstanding borrowings in the amount of $275,000,000 and outstanding letters of credit in the amount of $2,864,204 under the Credit Agreement.

The forgoing description is qualified in its entirety by the Credit Agreement, which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

10.1                        Second Amended and Restated Credit Agreement dated March 7, 2012 with PNC Bank, National Association, as agent, and the banks named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date: March 13, 2012	/s/: William E. Klitgaard
	Name:	William E. Klitgaard
	Title:	Corporate Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement dated March 7, 2012 with PNC Bank, National Association, as agent, and the banks named therein.